Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Materials Pursuant to §240.14a-12

Bradley Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

Costa Brava Partnership III L.P.
Roark, Rearden & Hamot, LLC
Roark, Rearden & Hamot Capital Management, LLC
Seth W. Hamot
Douglas E. Linton
John S. Ross

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 24, 2006, Costa Brava Partnership III L.P. issued an open letter to shareholders of Bradley Pharmaceuticals, Inc.  A copy of the letter is filed herewith as Exhibit 1.

COSTA BRAVA PARTNERSHIP III L.P., ROARK, REARDEN & HAMOT, LLC, ROARK, REARDEN & HAMOT CAPITAL MANAGEMENT, LLC, SETH W. HAMOT, DOUGLAS E. LINTON AND JOHN S. ROSS (COLLECTIVELY, THE “PARTICIPANTS”) FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON SEPTEMBER 29, 2006, TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF ITS SLATE OF DIRECTOR NOMINEES AND CERTAIN BUSINESS PROPOSALS FOR USE AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF BRADLEY PHARMACEUTICALS, INC.  INFORMATION RELATING TO THE PARTICIPANTS IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC.

STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

THE DEFINITIVE PROXY STATEMENT, FORM OF PROXY AND OTHER PROXY MATERIALS ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

Exhibit 1

FOR IMMEDIATE RELEASE

Contact:
MacKenzie Partners, Inc.
Larry Dennedy: 212-929-5239

Checks and Balances – A System that Works

A Vote for Costa Brava is a Vote for Increased Shareholder Value

Boston, MA – October 24, 2006 – Today, Costa Brava Partnership III L.P. released the following open letter to Bradley Pharmaceuticals, Inc. (NYSE: BDY) shareholders:

October 24, 2006

Dear Fellow Bradley Shareholders:

The annual meeting is THIS THURSDAY, October 26th at 9 a.m.  The future direction of Bradley is at stake.  As the largest shareholder, Costa Brava’s sole interest is your interest:  Maximizing shareholder value.  Our interests are 100% aligned with yours.  Can Dan Glassman say the same thing?

Dan Glassman has been telling shareholders that he won’t be able to work with our nominees.  But look at the facts:  Dan Glassman will continue to control a majority of the board (5 out of 8 directors).  And consider what independent proxy advisory firm Proxy Governance, Inc. had to say when addressing this exact concern:  “This concern is secondary to our belief that change in the composition of the board is warranted at this time to alleviate board entrenchment and improve oversight.”  The current system has kept healthy dialogue out of the boardroom and has witnessed SEC investigations, financial restatements, insider transactions, a decline in shareholder value and increased executive compensation at shareholder expense.

A vote for Costa Brava is a vote for checks and balances.  A vote for Costa Brava is a vote for shareholder interests.  A vote for Costa Brava is not a vote that gives Costa Brava control of Bradley.  As Glass Lewis & Co. observed:  “[I]ncumbent Bradley Class B directors will retain a majority of the seats on the board.  As such, [Costa Brava’s] nominees will be unable to cause the board to adopt any strategic transaction without the support of additional board members.”

If elected, Costa Brava’s nominees have pledged to work constructively with Dan Glassman and their other fellow board members to improve Bradley’s corporate governance, tighten financial controls, lower product returns and maximize value for all shareholders.  So why is Dan

Glassman trying to scare shareholders by telling them that he won’t be able to work with our nominees?

This campaign is not about control.  It is about giving independent shareholders a voice on the board.

On October 6, we issued a press release asking Dan Glassman and Bradley to answer critical questions about product returns, reserves, financial statements, corporate governance, insider transactions and executive compensation.  Dan Glassman and Bradley ignored our questions and declined to enter into a substantive dialogue for the benefit of all shareholders.  Without Costa Brava’s nominees on the board, no one will be there to ask tough questions and move Bradley forward.

Time is short.  Bradley will say anything to get your vote.   Four years ago Dan Glassman promised shareholders a commitment to the highest standards of corporate governance.  He delivered the lowest – in June, 2006 the Company received a corporate governance rating in the bottom 3% of all S&P 600 companies.  Do you think the result would have been the same if shareholders had a voice four years ago?  We don’t.

The meeting is only two days away.  Costa Brava urges shareholders to vote the BLUE proxy card now, using a touch tone phone or the internet, by following the instructions on the BLUE proxy card that shareholders received in the mail.  Even if shareholders have already voted a proxy card sent to them by Bradley, they still have time to change their vote.  Shareholders have a right to vote the BLUE proxy card even if they already voted management’s card.

If shareholders have questions about Costa Brava’s campaign or require help voting their shares, they should call Costa Brava’s proxy solicitors, MacKenzie Partners, Inc., toll free at 800-322-2885 or 212-929-5500 (call collect).  Shareholders may also email questions to savebradley@mackenziepartners.com.

Thank you for your support.
Sincerely,

COSTA BRAVA PARTNERSHIP III L.P.

COSTA BRAVA PARTNERSHIP III L.P., ROARK, REARDEN & HAMOT, LLC, ROARK, REARDEN & HAMOT CAPITAL MANAGEMENT, LLC, SETH W. HAMOT, DOUGLAS E. LINTON AND JOHN S. ROSS (COLLECTIVELY, THE “PARTICIPANTS”) FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON SEPTEMBER 29, 2006, TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF ITS SLATE OF DIRECTOR NOMINEES AND CERTAIN BUSINESS PROPOSALS FOR USE AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS OF BRADLEY PHARMACEUTICALS, INC.

INFORMATION RELATING TO THE PARTICIPANTS IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC.

STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

THE DEFINITIVE PROXY STATEMENT, FORM OF PROXY AND OTHER PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.